Exhibit 23.01

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07223, 333-18353, 333-39175, 333-71021, 333-47648, 333-52200, 333-81146, 333-102096, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783, 333-179268 and 333-191889) and Form S-3 (Nos. 333-127958, 333-127959, 333-139230 and 333-169330) of Symantec Corporation of our report dated May 22, 2015, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of April 3, 2015 and March 28, 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended April 3, 2015, and the effectiveness of internal control over financial reporting as of April 3, 2015, which report appears in the April 3, 2015 annual report on Form 10‑K of Symantec Corporation.
/s/ KPMG LLP
Santa Clara, California
May 22, 2015